EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mercury Computer Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-53291, 333-101993, 333-112990, 333-124294, 333-129929, 333-139019, 333-139020, 333-149046, 333-156364, 333-163705, 333-163707, 333-172775, 333-177770, 333-177771, and 333-183240) on Form S-8 and the registration statement (No. 333-175978) on Form S-3 of Mercury Computer Systems, Inc. of our report dated August 22, 2012, with respect to the consolidated balance sheets of Mercury Computer Systems, Inc. and subsidiaries as of June 30, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows, for each of the years in the three-year period ended June 30, 2012, and the related consolidated financial statement Schedule II, and the effectiveness of internal control over financial reporting as of June 30, 2012, which report appears in the June 30, 2012 annual report on Form 10-K of Mercury Computer Systems, Inc.

Our report dated August 22, 2012, on the effectiveness of internal control over financial reporting as of June 30, 2012, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of Mercury Computer Systems, Inc.’s internal control over financial reporting as of June 30, 2012 KOR Electronics and its wholly-owned subsidiary, Paragon Dynamics, Inc.’s internal control over financial reporting associated with total assets of 22 percent (of which 17 percent represented goodwill and intangible assets included within the scope of the assessment) and total revenues of 8 percent included in the consolidated financial statements of Mercury Computer Systems, Inc. and subsidiaries as of and for the year ended June 30, 2012. Our audit of internal control over financial reporting of Mercury Computer Systems, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of KOR Electronics and its wholly-owned subsidiary, Paragon Dynamics, Inc.

/s/ KPMG LLP

Boston, Massachusetts

August 22, 2012